EXHIBIT 99.2

U.S. CONCRETE, INC.
Notice of Guaranteed Delivery
for
Tender of All Outstanding
8 3/8% Senior Subordinated Notes due 2014
Issued on July 5, 2006
in Exchange for
8 3/8% Senior Subordinated Notes due 2014

This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of U.S. Concrete, Inc. (the “Issuer”) and various subsidiaries of the Issuer which are providing guarantees of the notes referred to below, as set forth in the Prospectus described below (the “Guarantors”), and to tender outstanding 8 3/8% Senior Subordinated Notes due 2014 issued on July 5, 2006, guaranteed, jointly and severally, on a senior subordinated unsecured basis, by the Guarantors (the “Outstanding Old Notes”) to Wells Fargo Bank, National Association, as exchange agent (the “Exchange Agent”), pursuant to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Issuer’s prospectus dated          , 2006 (the “Prospectus”) and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Outstanding Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery, properly completed and duly executed, prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus or the Letter of Transmittal.

The Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2007 (the “Expiration Date”), unless sooner terminated or extended. Outstanding Old Notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date for the Exchange Offer.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

For Delivery By Registered or Certified Mail

Wells Fargo Bank, N.A.
Corporate Trust Operations
MAC N9303-121
P.O. Box 1517
Minneapolis, MN 55480-1517

For Overnight Delivery, Regular Mail or by Hand Delivery:

Wells Fargo Bank, N.A.
Corporate Trust Operations
Sixth and Marquette
MAC N9303-121
Minneapolis, MN 55479

By Facsimile Transmission (eligible institutions only):	To Confirm by Telephone or for Information:
(612) 667-4927	(800) 344-5128

Delivery of this instrument to an address other than as set forth above, or transmission via facsimile to a number other than as set forth above, will not constitute a valid delivery. You should carefully read the instructions accompanying this Notice of Guaranteed Delivery before completing the Notice of Guaranteed Delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, that signature guarantee must appear in the applicable space in the box provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer and the Guarantors, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures” and in Instruction 2 of the Letter of Transmittal.

The undersigned hereby tenders the Outstanding Old Notes listed below:

Certificate
Number(s)
(if known) of
Outstanding Old
	Notes	Aggregate	Aggregate
	or Account	Principal	Principal
	Number at the	Amount	Amount
Title of Series	Book-entry Facility	Represented	Tendered

U.S. Concrete, Inc.
8 3/8% Senior Subordinated Notes due 2014

PLEASE SIGN AND COMPLETE

Name(s) of Registered Holder(s)	Signatures of Registered Holder(s) or Authorized Signatory

Address

Dated _ _, 2007
Area Code and Telephone Number(s)

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the tendered Outstanding Old Notes exactly as the name(s) of such person(s) appear(s) on certificates for the Outstanding Old Notes or on a security position listing as the owner of the Outstanding Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof or agent’s message in lieu thereof), together with the Outstanding Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Old Notes into the Exchange Agent’s account at the DTC described in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering — Book-Entry Transfer” and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm: _ _
(Authorized Signature)
Address: _ _	Name: _ _

Title: _ _
(Include Zip Code)	(Please Type or Print)

Area Code and Telephone Number:
Date: _ _ 2007

Do not send Outstanding Old Notes with this form. Actual surrender of Outstanding Old Notes must be made pursuant to, and be accompanied by, a properly completed and duly executed Letter of Transmittal and any other required documents.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery.  Before the Expiration Date of the Exchange Offer, the Exchange Agent must receive at its address set forth herein a properly completed and duly executed copy of this Notice of Guaranteed Delivery (or facsimile hereof or an agent’s message and Notice of Guaranteed Delivery in lieu hereof) and any other documents required by this Notice of Guaranteed Delivery with respect to the Outstanding Old Notes. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, holders may wish to consider using an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 to the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery.  If the registered holder(s) of the Outstanding Old Notes referred to herein sign this Notice of Guaranteed Delivery (or facsimile hereof), the signature(s) must correspond exactly with the name(s) written on the face of the Outstanding Old Notes without alteration, enlargement or any change whatsoever. If a participant of the DTC whose name appears on a security position listing as the owner of the Outstanding Old Notes signs this Notice of Guaranteed Delivery (or facsimile hereof), the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Old Notes.

If a person other than the registered holder(s) of any Outstanding Old Notes listed or a participant of the DTC signs this Notice of Guaranteed Delivery (or facsimile hereof), this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Outstanding Old Notes or signed as the name(s) of the participant shown on the DTC’s security position listing.

If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity signs this Notice of Guaranteed Delivery (or facsimile hereof), such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Exchange Agent of such person’s authority to so act.

3. Requests for Assistance or Additional Copies.  Questions, requests for assistance and requests for additional copies of the Prospectus and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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